SUBSIDIARIES OF REGISTRANT
                   Jurisdiction      % Of
                         of      Stock Owned          Other Names Under
Name of Subsidiary Incorporation  By Parent           Which Do Business

Alchem Capital
Corporation           DE         100% owned
                                 by Delta Woodside
                                 Industries, Inc.

Delta Mills, Inc.     DE         100% owned by         Delta Mills Marketing
                                 by Alchem Capital     Company; Stevcoknit
                                 Corporation           Fabrics Company;
                                                       Woodside Mills

Delta Merchandising,  SC         100% owned by         Duck Head Retail
Inc.                             Alchem Capital        Operations
                                 Corporation

Duck Head Apparel     TN         100% owned by         Delta Apparel
Company, Inc.                    Alchem Capital        Maiden Properties
                                 Corporation

Delta Consolidated    NY         100% owned by          Delta Mills Sales Co.
Corporation                      Alchem Capital         Stevcoknit Marketing Co.
                                 Corporation            Nautilus Marketing Co.
                                                        Delta Apparel Marketing
                                                        Co., Duck Head
                                                        Marketing Co.

Cargud, Sociedad    Costa Rica   100% owned by
Anonima                          Duck Head Apparel
                                 Company, Inc.

Armonia Textil, S.A. Costa Rica  100% owned by Cargud,
                                 Sociedad Anonima

Delta Apparel
Honduras, S.A.     Honduras      96% owned by Duck Head
                                 Apparel Company, Inc.,
                                 and 1% each owned by
                                 Alchem Capital
                                 Corporation,
                                 Delta Woodside Industries,
                                 Inc., Delta Consolidated
                                 Corporation and Cargud, S.A.


Nautilus              VA         100% owned by
International, Inc.              Alchem Capital
                                 Corporation

Nautilus Direct, Inc. NC         100% owned by Nautilus
                                 International, Inc.

International Apparel NY         70% owned by Alchem Capital
Marketing Corporation.           Corporation